Exhibit 5.1

[Letterhead of Patton Boggs LLP]

June 11, 2013

Rexahn Pharmaceuticals, Inc.
15245 Shady Grove Road, Suite 455
Rockville, Maryland 20850

Re:  Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to 17,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), which are to be issued pursuant to the Company’s 2013 Stock Option Plan (the “Plan”).  The Plan was approved by the Company’s shareholders at an annual meeting of the Company’s shareholders on June 10, 2013.

In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Plan; (ii) an executed copy of the Registration Statement; (iii) the Company’s Amended and Restated Certificate of Incorporation, as presently in effect; (iv) the Company’s Amended and Restated Bylaws, as presently in effect; (v) a specimen certificate representing the Company’s common stock; (vi) the resolutions adopted by the Board of Directors of the Company relating to the authorization for the Registration Statement, the Plan, the issuance of the Shares and other related matters; (vii) the minutes of the meeting of the shareholders of the Company relating to the approval of the Plan; and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons who have executed documents examined by us, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.  In rendering the opinion set forth below, we have assumed that certificates evidencing the Shares will be signed by one of the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate for the Company’s common stock that was examined by us.  In addition, we have assumed that the resolutions of the Company’s Board of Directors or its applicable committee authorizing the Company to issue and deliver the Shares pursuant to the Plan and the applicable award agreements will be in full force and effect at all times at which such Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such resolutions.  As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company.

We express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Delaware.  Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state, other than the corporate laws of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued in the manner and for the consideration contemplated by the Plan and the applicable award agreements, will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Patton Boggs LLP

PATTON BOGGS LLP